Exhibit 77 C

Morgan Stanley Frontier Emerging Markets Fund, Inc.
June 16, 2010

Director  For  Withheld
Frank L. Bowman  5,467,957 181,746
James F. Higgins 5,466,061 183,642
Manuel H. Johnson 5,466,061 183,642